Exhibit 23.1







                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322,
33-41823, 33-48175, 33-58896, 33-91656, 33-74068, 33-74066, 33-91658, 333-00475,
33-75684, 33-80834, and 33-93372) pertaining to the CUC International Inc. 1985 Non-Qualified Stock Option Plan, the CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. Savings Incentive Plan, and the CUC International Inc. 1994 Directors Stock Option Plan, respectively, and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598, 33-63237 and 33-95126) and in the Registration Statement (Form S-4: Number 33-64801) and in the related Prospectuses of our report dated March 19, 1996, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1996.




                                        ERNST & YOUNG LLP


Stamford, Connecticut
April 22, 1996